As filed with the Securities and Exchange Commission [ ]
                                          Registration No. 33-[ ]


                Securities and Exchange Commission
                      Washington, D.C. 20549
                     ------------------------
                             Form S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     ------------------------
             Spectrum Information Technologies, Inc.
      (Exact name of registrant as specified in its charter)

         Delaware                             75-1940923
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)            Identification No.)

2700 Westchester Avenue                         10577
Purchase, New York                            (Zip Code)
(Address of Principal Executive
         Offices)

             Spectrum Information Technologies, Inc.
                   1996 Incentive Deferral Plan

                        Donald J. Amoruso
                     2700 Westchester Avenue
                     Purchase, New York 10577
                          (914) 251-1800
                   (Name, address and telephone
                   number of agent for service)

                             Copy to:

                        Arthur Kohn, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                     New York, New York 10006
                          (212) 225-2000

                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------
                             Proposed     Proposed
  Title of                   Maximum       Maximum
 Securities       Amount     Offering     Aggregate     Amount of
   to be           to be     Price Per    Offering    Registration
 registered     registered   Share (1)    Price (1)        Fee
-------------- ------------ ----------- ------------ --------------
Common Stock,    220,000      $5.32       1,170,400      $354.67
    par
 value $.001
-------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high bid ($.15) and the low offer ($.165) sales prices per share of Spectrum Information Technologies, Inc. Common Stock as reported by the National Quotation Bureau for stock traded on the NASDAQ OTC Bulletin Board and giving effect to Spectrum's reorganized capital structure as set forth in its confirmed chapter 11 plan of reorganization. Following the consummation of the plan of reorganization, Spectrum expects that a total of approximately 2,271,864 shares of reorganized common stock and Class A Preferred Stock will be issued and outstanding on March 31, 1997. Based on the market capitalization of Spectrum on March 21, 1997 of $12,076,383, Spectrum has estimated the per share price of common stock to be $5.32 (i.e., $12,076,383/2,271,864=$5.32). This estimate is not intended to forecast the effect of Spectrum's recapitalization on the trading price of Spectrum's common stock.

                    Page 1 of 6 total pages
                Exhibit Index appears on page 6


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                              Part 1

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of
Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents heretofore filed by Spectrum
Information Technologies, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     (b) The Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 1996, September 30, 1996 and December 31,
1996.

     (c) The Company's Current Reports on Form 8-K dated March
14, 1996 and August 14, 1996.

     (d) The description of the Company's common stock contained in its Registration Statement on Form 10, dated April 10, 1987 (File No. 015596), filed with the Commission pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such information, including the description of the Company's common stock contained in the Disclosure Statement (including exhibits thereto) filed as
Exhibit 5.1 to the Company's Current Report on Form 8-K dated
March 14, 1996.

     All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Restated Certificate of Incorporation of the Registrant provides that the Company shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of the Company or by reason of the fact that such person, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Restated Certificate of Incorporation further provides that nothing contained in such provision shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law, and that no amendment or repeal of such provision shall apply to or have any effect on any right to indemnification provided pursuant to such provision with respect to any acts or omissions occurring prior to such amendment or repeal.

     In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of the Registrant provides that directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under pursuant to Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transactions from which any such director derived an improper personal benefit. The Restated Certificate of Incorporation of the Registrant contains such a provision.

     The Registrant maintains insurance for the protection of its directors and officers against claims asserted against them in their official capacities.

     The Registrant has entered into separate indemnity agreements with certain of its executive officers (the "Indemnitees"), under which the Registrant will, upon proper request of the Indemnitee, indemnify him if such Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any third party proceedings or proceedings by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any of such proceedings. Such right shall be a contract right and shall include the right to be paid by the Registrant expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by the Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by an Indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding will be paid only upon delivery to the Registrant of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it should be determined ultimately that the Indemnitee is not entitled to be indemnified under this section or otherwise.

     The preceding discussion of the Restated Certificate of Incorporation of the Registrant and the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Restated Certificate of Incorporation of the Registrant and to the DGCL.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following are filed as exhibits to this Registration
Statement:

Exhibits

4.1      Restated Certificate of Incorporation of the Company.

4.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 5.1 of the Registrant's Current Report on Form 8-K dated March 14, 1996).

5.1      Opinion of Cleary, Gottlieb, Steen & Hamilton.

24.1     Consent of BDO Seidman, LP.

24.2 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1).

28.1     Spectrum Information Technologies, Inc. 1996 Incentive
         Deferral Plan.

Item 9.  Undertakings

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on March 31, 1997.

                             SPECTRUM INFORMATION TECHNOLOGIES, INC.


                             By /s/ Donald J. Amoruso
                               ------------------------------------
                                Donald J. Amoruso
                                Chief Executive Officer, President and
                                Chairman of the Board


                             By: /s/ Barry J. Hintze
                               ------------------------------------
                                 Barry J. Hintze
                                 Controller and Principal Accounting
                                 Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth on March 31, 1997.



       Signature                                      Title



/s/ Donald J. Amoruso                                    Director
-----------------------------
Donald J. Amoruso



/s/ Sheldon Buckler                                      Director
-----------------------------
Sheldon Buckler



/s/ George Bugliarello                                   Director
-----------------------------
George Bugliarello



/s/ Robert Dalziel                                       Director
-----------------------------
Robert Dalziel

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                          EXHIBIT INDEX



Exhibit
No.                         Description                             Page No.

4.1      Restated Certificate of Incorporation of the Company

4.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 5.1 of the Registrant's Current
         Report on Form 8-K dated March 14, 1996).

5.1      Opinion of Cleary, Gottlieb, Steen & Hamilton

24.1     Consent of BDO Seidman, LP

24.2 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1)

28.1     Spectrum Information Technologies, Inc. 1996
         Incentive Deferral Plan (incorporated by reference to Exhibit 5.1 of the Registrant's Current Report on Form 8-K dated March 14, 1996).

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